FORM OF WARRANT

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

No. 11P–  1

chatAND, INC.

COMMON STOCK PURCHASE WARRANT

1.           Issuance.  In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by chatAND, INC. , a Nevada corporation (the “Company”), _____________________________ or registered assigns (the “Holder”) is hereby granted the right to purchase at any time, on or after the Issue Date (as defined below) until 5:00 P.M., Eastern Time, on the Expiration Date (as defined below), _________2 fully paid and nonassessable shares of the Company’s Common Stock, $0.00001 par value per share (the “Common Stock”), at the per share exercise price (the “Exercise Price”), which shall initially be $0.50 per share, subject to further adjustment as set forth herein.  This Warrant is being issued as contemplated by the Prospectus (as defined below).  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Prospectus.  This Warrant was originally issued to the Holder or the Holder’s predecessor in interest on _____________, 201_3 (the “Issue Date”).

1Insert unique number for each Warrant.
2Insert number equal to one (1) share for each full two (2) shares of common stock purchased by the Holder
3Insert the Holder’s Closing Date.

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2.           Exercise of Warrants.

2.1           General.

(a)  This Warrant is exercisable in whole or in part at any time and from time to time commencing on the Issue Date.  Such exercise shall be effectuated by submitting to the Company (either by delivery to the Company or by facsimile transmission as provided in Section 12 hereof) a completed and duly executed Notice of Exercise (substantially in the form attached as Exhibit A to this Warrant Certificate) as provided in the Notice of Exercise (or revised by notice given by the Company as contemplated by the headed “NOTICES” below).  The date such Notice of Exercise is faxed to the Company shall be the “Exercise Date,” provided that, if such exercise represents the full exercise of the outstanding balance of the Warrant, the Holder of this Warrant tenders this Warrant Certificate to the Company within five (5) Business Days thereafter.  The Notice of Exercise shall be executed by the Holder of this Warrant and shall indicate the number of shares then being purchased pursuant to such exercise.

(b) The Exercise Price per share of Common Stock for the shares then being exercised shall be payable, at the election of the Holder, in cash or by certified or official bank check or by wire transfer in accordance with instructions provided by the Company at the request of the Holder.

(c)  Upon the appropriate payment of the Exercise Price for the shares of Common Stock purchased, together with the surrender of this Warrant Certificate (if required), the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased (the “Warrant Shares”).  The Company shall deliver such certificates representing the Warrant Shares in accordance with the instructions of the Holder as provided in the Notice of Exercise (the certificates delivered in such manner, the “Warrant Share Certificates”) within three (3) Business Days (such third Business Day, a “Delivery Date”) of the Full Exercise Date (as defined below).  The “Full Exercise Date” means the date which is the later of (i) the Exercise Date or (ii) the date the payment of the Exercise Price for the relevant Warrant Shares is received by the Company.

(d)  The Holder shall be deemed to be the holder of the shares issuable to it in accordance with the provisions of this Section 2.1 on the Exercise Date.

2.2           Certain Definitions.  For the purposes of this Warrant, the following terms shall have the meanings indicated:

“Registration Statement” means the registration statement filed by the Company to register the sale of shares of Common Stock.

“Prospectus” means the Company’s prospectus issued pursuant to an effective Registration Statement,, pursuant to which the Holder or the Holder’s predecessor in interest purchased shares of Common Stock and this Warrant.

“Effective Date” means the original effective date of the Registration Statement.

“Expiration Date” means the fifth anniversary of the Effective Date.

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3.           Reservation of Shares.  The Company hereby agrees that, commencing on the Issue Date and at all times thereafter during the term of this Warrant, there shall be reserved for issuance upon exercise of this Warrant, one hundred percent (100%) of the number of shares of its Common Stock as shall be required for issuance of the Warrant Shares for the then unexercised portion of this Warrant.  For the purposes of such calculations, the Company should assume that the outstanding portion of this Warrant was exercisable in full at any time, without regard to any restrictions which might limit the Holder’s right to exercise all or any portion of this Warrant held by the Holder.

4.           Mutilation or Loss of Warrant.  Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

5.           Rights of the Holder.  The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

6.           Protection Against Dilution and Other Adjustments.

6.1           Adjustment Mechanism.  If an adjustment of the Exercise Price is required pursuant to this Section 6, the Holder shall be entitled to purchase such number of shares of Common Stock as will cause (i) (x) the total number of shares of Common Stock the Holder is entitled to purchase pursuant to this Warrant following such adjustment, multiplied by (y) the adjusted Exercise Price per share, to equal the result of (ii) (x)  the total number of shares of Common Stock the Holder was entitled to purchase pursuant to this Warrant immediately  before such adjustment, multiplied by (y) the Exercise Price per share before such adjustment.

6.2           Capital Adjustments.  In case of any stock split or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation (where the Company is not the surviving entity), the provisions of this Section 6 shall be applied as if such capital adjustment event had occurred immediately prior to the date of this Warrant and the original Exercise Price had been fairly allocated to the stock resulting from such capital adjustment; and in other respects the provisions of this Section shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof.  The Company will not effect any consolidation or  merger,  unless prior to the consummation thereof, the successor or acquiring entity (if other than the Company) and, if an entity different from the successor or acquiring entity, the entity whose capital stock or assets the holders of the Common Stock of the Company are entitled to receive as a result of such consolidation or merger assumes by written instrument the obligations under this Warrant (including under this Section 6) and the obligations to deliver to the holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to acquire.

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7.           Transfer to Comply with the Securities Act.  This Warrant has not been registered under the Securities Act of 1933, as amended, (the “Act”) and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares.  Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act.  Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

8.           Notices.  All notices, requests, consents or other communications shall be in writing and shall be deemed to have been duly made when delivered, or two (2) business days after being mailed by certified mail, return receipt requested:  (i) if to a registered holder of this Warrant, to the address of such holder as shown on the books of the Company; or (ii) if to the Company, to Attention:  President, 321 West 44th St., New York, NY 10036, or such other address as is delivered by the Company to the Holder.

9.           Supplements and Amendments; Whole Agreement.  This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto.  This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

10.         Governing Law; Jury Trial Waiver; Remedies.

10.1.           Governing Law, Etc.  This Warrant shall be deemed to be a contract made under the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws.  Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the County of New York or the state courts of the State of New York sitting in the County of New York in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

10.2.           JURY TRIAL WAIVER.  The Company and the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of them against the other in respect of any matter arising out or in connection with this Warrant.

11.         Counterparts.  This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

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12.           Descriptive Headings.  Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: _________________, 20___

ChatAND, INC.

By:

(Print Name)

(Title)

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EXHIBIT A

ChatAND, INC.

NOTICE OF EXERCISE OF WARRANT

(To be Executed by the Registered Holder in Order to Exercise the Warrant)

TO:        chatAND, INC.                                                                VIA FAX: ___________
321 West 44th St.
New York, NY 10036
Attn: President

The undersigned hereby irrevocably elects to exercise the right, represented by the Common Stock Purchase Warrant, No. 11P-__, dated as of _____________________, 20___, to purchase ___________ shares of the Common Stock, $0.00001 par value (“Common Stock”), of chatAND, INC. and tenders herewith payment in accordance with Section 2 of said Common Stock Purchase Warrant, as follows:

☐           CASH: $ ___________________________   = (Exercise Price x Exercise Shares)

Payment is being made by:
☐        enclosed check
☐        wire transfer
☐        other

As contemplated by the Warrant, this Notice of Exercise is being sent by facsimile to the telecopier number and officer indicated above.

If this Notice of Exercise represents the full exercise of the outstanding balance of the Warrant, the Holder either (1) has previously surrendered the Warrant to the Company or (2) will surrender (or cause to be surrendered) the Warrant to the Company at the address indicated above by express courier within five (5) business days after delivery or facsimile transmission of this Notice of Exercise.

The certificates representing the Warrant Shares should be transmitted by the Company to the Holder

☐       via express courier, or

☐       by electronic transfer

after receipt of this Notice of Exercise (by facsimile transmission or otherwise) to:

Dated:

[Name of the Holder]

By:

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